SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

--------------------------------------------------------------------------------

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 12, 1997
                                                           -------------


                           IRON MOUNTAIN INCORPORATED
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)


                0-27584                           04-3107342
                -------                           ----------
       (Commission file number)        (I.R.S. Employer Identification No.)



                      745 Atlantic Avenue, Boston, MA 02111
                      -------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (617) 357-4455
                                 ---------------
              (Registrant's Telephone Number, Including Area Code)

Item 2.  Acquisition or Disposition of Assets

On June 12, 1997, Safesite Records Management Corporation ("Safesite"), a Delaware corporation, merged with and into Iron Mountain/Safesite, Inc., a wholly owned subsidiary of Iron Mountain Incorporated (the "Registrant"), pursuant to an Agreement and Plan of Merger dated February 19, 1997, as amended, (the "Agreement") among the Registrant, Iron Mountain/Safesite, Inc. and Safesite. In addition, wholly owned subsidiaries of the Registrant also acquired certain real property from a trust for the benefit of the controlling stockholders of Safesite. The Registrant intends to sell a portion of the real property acquired.

In consideration, the Registrant issued, pursuant to the Agreement, 1,769,712 shares of its $.01 par value common stock (the "Registrant's Common Stock") valued at approximately $51.3 million based upon the closing price of the Registrant's Common Stock (NASDAQ: IMTN) on June 12, 1997. Included within the 1,769,712 of issued shares are 141,836 shares which are being held in escrow for one year to satisfy any potential claims in accordance with the Agreement. In addition, the Registrant issued options, valued at approximately $2.3 million, to purchase approximately 109,000 shares of the Registrant's Common Stock and cash of approximately $16.2 million.

The funds used to pay the cash portion of the consideration were comprised primarily of borrowings under the Registrant's $150 million revolving credit facility dated September 30, 1996, as amended, among the Registrant, various financial institutions and The Chase Manhattan Bank, as administrative agent for such lenders.

The assets acquired by the Registrant included real property, tangible personal property (consisting primarily of office equipment, furniture and fixtures, motor vehicles, racking and shelving), and intangible personal property regularly used in Safesite's record management business. Except for certain real property discussed above, the Registrant intends to use the acquired assets in the operation of its record management business.

Item 7.  Financial Statements and Exhibits

(a) In accordance with Item 7(a)(4) of Form 8-K, the required financial statements will be filed, by amendment to this Form 8-K, on or before August 26, 1997.

(b)      See preceding response.

(c)      Exhibits

         Exhibit 2.1 The Agreement and Plan of Merger by and among Iron Mountain Incorporated, Iron Mountain/Safesite,
                           Inc. and Safesite Records Management Corporation dated as of February 19, 1997, as amended, is incorporated by reference to the Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission on April 4, 1997 (Reg. No. 333- 24635).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        IRON MOUNTAIN INCORPORATED
                                        (Registrant)





June 25, 1997                      By:  /s/ Jean A. Bua
-------------                           ----------------------------------------
  (date)                                Jean A. Bua
                                        Vice President and Corporate Controller
                                        (Principal Accounting Officer)